China Housing & Land Development Inc. Announces
Fourth Quarter 2011 Financial Results

Xi’an, China – March 30, 2012 -- China Housing & Land Development, Inc. (“China Housing” or the “Company”; Nasdaq: CHLN) today announced its financial results for the quarter ended December 31, 2011.

Highlights for Q4 2011:

•	Total revenue in the fourth quarter of 2011 increased 49.2% to $47.9 million from $32.1 million in the third quarter of 2011 and increased 32.8% from $36.1 million in the fourth quarter of 2010.

•	Total gross floor area (“GFA”) sales were 44,631 sq. meters during the fourth quarter of 2011, compared to 24,793 sq. meters in the third quarter of 2011 and 30,680 sq. meters in the fourth quarter of 2010.

•	Average residential selling price (“ASP”) in the fourth quarter of 2011 was RMB 6,301, compared with RMB 5,574 in the third quarter of 2011, and RMB 6,661 in the fourth quarter of 2010.

•	Gross profit decreased 27.7% to $6.9 million from $9.5 million in the third quarter of 2011 and decreased 15.8% from $8.2 million in the fourth quarter of 2010. Fourth quarter 2011 gross margin was 14.4% compared to 29.7% in the third quarter of 2011 and 22.7% in the fourth quarter of 2010.

•	SG&A expenses as a percentage of total revenue decreased to 7.0%, compared to 9.1% in the third quarter of 2011 and decreased from 10.4% in the fourth quarter of 2010.

•	Operating income decreased 64.7% to $2.2 million from $6.1 million in the third quarter of 2011, and decreased from $3.0 million in the fourth quarter of 2010.

•	Net income attributable to the Company in the fourth quarter of 2011 was $2.8 million, or $0.08 per diluted share. Excluding the $0.3 million gain associated with the revaluation of derivatives and warrants, net income was $2.4 million.

Mr. Pingji Lu, China Housing’s Chairman, commented, “While we were pleased to see sequential improvements both in GFA sales and ASP’s , our business continued to experience the impact of restrictive government policies on the real estate market that have impacted home purchases in Xi’an. We had three active projects in the fourth quarter, including JunJing III, Puhua Phase I and Puhua Phase II. Total GFA sales reached 44,631 square meters and average selling prices were RMB 6,301, both of which were sequential improvements. According to data from E-House (China) and the Xi’an Bureau of Statistics, during the fourth quarter of 2011, housing sales volume in Xi’an decreased 12.8% to 2.5 million square meters from 2.8 million square meters in the third quarter 2011 and average selling prices increased 6.6% to RMB 7,903 per sq. meter compared to RMB 7,412 in the third quarter of 2011.”

“We added one new development project to our pipeline in the fourth quarter. The Ankang project, located approximately 200 kilometers south of Xi’an is now our largest project outside of Xi’an. We intend to develop middle income residential units on the site with an estimated gross floor area (“GFA”) of 243,000 square meters. The development period of the project is currently expected to begin in the second quarter of 2012 and is estimated to last approximately three years.  We plan to start presales in the third quarter of 2012 and anticipate that this new development project will generate revenue of approximately RMB1.1 billion (US$171.9 million) over the life of the project.”

“If there is no easing of the aforementioned restrictive government policies, we expect contract sales to remain slow this year. However, labor costs and construction costs continue to rise which together can result in higher apartment sales prices. We have the ability to modify the timeline of our development projects based on market conditions and will monitor the latest trends to control the roll out of our construction projects. We have an active pipeline of projects and look forward to expanding our position as market conditions improve.”

Total revenue in the fourth quarter of 2011 increased 49.2% to $47.9 million from $32.1 million in the third quarter of 2011 and increased 32.8% from $36.1 million in the fourth quarter of 2010. In the fourth quarter of 2011, most of the Company’s revenue came from its JunJing III, Puhua Phase I and Phase II projects. Fourth quarter 2011 contract sales totaled US$44.6 million representing a total GFA of 44,631 square meters. Fourth quarter 2011 contract sales represented a 45.4% increase over the US$30.7 million from the fourth quarter of 2010. Total gross floor area (“GFA”) sales were 44,631 sq. meters during the fourth quarter of 2011, compared to 24,793 sq. meters in the third quarter of 2011 and 30,680 sq. meters in the fourth quarter of 2010. The Company’s ASP in the fourth quarter of 2011 was RMB 6,301 compared with RMB 5,574 in the third quarter of 2011, and RMB 6,661 in the fourth quarter of 2010. The lowered ASP over the prior year was mainly due to parking lot sales in Puhua Phase I.

Gross profit for the three months ended December 31, 2011 was $6.9 million, representing a decrease of 27.7% from $9.5 million in the third quarter of 2011 and a 15.8% decrease from $8.2 million in the same period of 2010. Gross profit margin for the three months ended December 31, 2011 was 14.4%, which is below the 22.7% in the same period of 2010 and the 29.7% in the third quarter of 2011. The decrease in gross profit margin was mainly due to increased general construction costs and lower contract sales expected for its JunJing III project compared to original estimates. Sales of parking spaces at Puhua Phase I, which generally have gross margins of 4% to 6%, also negatively impacted overall gross margin in the fourth quarter.

SG&A expense was $3.4 million in the fourth quarter of 2011, compared to $2.9 million in the third quarter of 2011 and $3.7 million in the fourth quarter of 2010. As more revenues are generated from our JunJing III project, SG&A expenses as a percentage of total revenue decreased to 7.0%, compared to 9.1% in the third quarter of 2011.

Operating income in the fourth quarter decreased to $2.2 million, or 4.5% of total revenue, from $6.1 million, or 19.0% of total revenue, in the third quarter of 2011, and decreased from $3.1 million, or 8.5% of total revenue in the fourth quarter of 2010. The decrease was mainly due to the decrease in gross margin.

Net income attributable to China Housing in the fourth quarter of 2011 was $2.8 million or $0.08 per basic share and $0.08 per diluted share. Excluding the $0.3 million gain associated with the revaluation of derivatives and warrants, net income was $2.5 million. This performance compares to a net income of $4.4 million in the third quarter of 2011.

Sequential Quarterly Revenue Breakout Comparison

Project	Q4 2011						Q3 2011
	Recognized Revenue	Contract Sales	GFA Sold	ASP	Unsold GFA	POC	Recognized Revenue	Contract Sales	GFA Sold	ASP
	($)	($)	(m2)	(RMB)	(m2)		($)	($)	(m2)	(RMB)
Projects Under Construction
Puhua Phase One	13,736,692	6,128,808	5,248	7,358	20,285	87.4%	12,852,050	5,806,231	8,377	4,367
Puhua Phase Two	6,040,769	4,904,144	5,082	6,080	182,833	53.2%	12,588,905	14,859,498	15,567	6,014
JunJing III	24,408,721	32,921,226	33,913	6,117	18,332	73.9%	-	-	-	-
Projects Completed
JunJing II Phase One	-	-	-	-	2,913	100%	1,118,044	1,118,044	624	4,091
JunJing II Phase Two	-	-	-	-	0	100%	107,068	107,068	168	11,500
Tsining-24G	-	-	-	-	71	100%	-	-	-	-
JunJing I	683,643	683,643	388	11,100	610	100%	45,789	45,789	57	5,200
Additional Project	-	-	-	-	-	100%	-	-	-	-

Other Income	3,025,519	-	-				5,387,137	-	-
Total	47,895,344	44,637,821	44,631	6,301	225,044	-	32,098,993	21,936,630	24,793	5,574
Q-o-Q Change	49.2%	103.5%	80.0%	13.0%

Total debt outstanding as of December 31, 2011 was $191.7 million compared with $172.4 million on September 30, 2011 and $143.9 million on December 31, 2010.  Net debt outstanding (total debt less cash) as of December 31, 2011 was $64.0 million compared with $57.6 million on September 30, 2011 and $62.3 million on December 31, 2010. The Company’s net debt as a percentage of total capital (net debt plus shareholders’ equity) was 33.0% on December 31, 2011 and 46.4% on September 30, 2011 and 38.0% on December 31, 2010.

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	Q4 2011
Projects in Planning	Unsold GFA	First Pre-sales Scheduled
	(m2)
Ankang Project	243,152	Q3 2012
Park Plaza	141,822	Q3 2012
Golden Bay	252,540	Q3 2012
Puhua Phase Three	130,000	Q2 2012
Puhua Phase Four	161,107	Q4 2013
Textile City	630,000	Q3 2013
Total projects in planning	1,558,621

2012 Outlook

Total contract sales for the 2012 first quarter are expected to reach $16.5 to $17.5 million, a 37.6% - 33.8 % decrease compared to $26.4 million in the same quarter of 2011. Total recognized revenue for the 2012 first quarter is expected to reach $16.5 to $17.5 million, compared to $22.6 million in 2011. The Company is reporting contract sales estimates compared to revenue as they are not subject to percentage of completion alterations.

Conference Call Information

Management will host a conference call at 8:30 am ET on the same day. Listeners may access the call by dialing #1-913-981-5507. To listen to the live webcast of the event, please go to http://www.viavid.net. Listeners may access the call replay, which will be available through April 6th, 2012, by dialing #1-858-384-5517; passcode: 9714123.

About China Housing & Land Development, Inc.

Based in Xi’an, the capital city of China’s Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first Chinese real estate development company traded on NASDAQ. The Company’s news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Safe Harbor

This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward- looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the U.S. Securities and Exchange Commission.

All information provided in this news release and in any attachments is as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

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China Housing contacts

Mr. Cangsang Huang

Chief Financial Officer

Tel: +86-29-8258-2648 in Xi'an

Email: chuang@chldinc.com

Ms. Jing Lu

Chief Operating Officer, Board Secretary, and Investor Relations Officer
+86 29.8258.2639 in Xi’an

jinglu@chldinc.com / English and Chinese

Mr. Shuai Luo

Investor Relations

+86 29.8258.2632 in Xi’an

Laurentluo@chldinc.com/ English and Chinese

Mr. Bill Zima, ICR
+86 10 6583 7511

William.Zima@icrinc.com

China Housing Investor Relations Department

+1 646. 308.1285

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CHINA HOUSING & LAND DEVELOPMENT, INC., AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31, 2011 and 2010

	2011	2010
ASSETS
Cash and cash equivalents	$22,014,953	$46,904,161
Cash - restricted	105,720,400	34,756,450
Accounts receivable, net of allowance for doubtful accounts of $571,857 and $266,493, respectively	20,253,706	9,297,505
Other receivables, prepaid expenses and other assets, net	1,483,758	7,653,925
Real estate held for development or sale	163,482,316	104,586,550
Property and equipment, net	33,018,990	29,735,836
Advances to suppliers	889,965	1,223,366
Deposits on land use rights	65,286,137	74,938,729
Intangible assets, net	54,148,953	51,846,410
Goodwill	1,894,782	1,806,905
Deferred income tax assets	308,248	-
Deferred financing costs	253,569	401,703
Total assets	$468,755,777	$363,151,540

LIABILITIES
Accounts payable	$44,275,965	$22,542,083
Advances from customers	57,541,251	52,229,189
Accrued expenses	8,380,041	2,507,638
Payables for acquisition of businesses	-	2,363,385
Income and other taxes payable	14,386,133	15,429,752
Other payables	7,474,035	5,663,222
Loans from employees	14,887,431	8,787,879
Loans payable	148,402,690	82,971,074
Deferred tax liability	14,861,462	14,344,712
Warrants liability	4,162	2,766,382
Fair value of embedded derivatives	330,629	2,027,726
Convertible debt	9,165,591	16,251,840
Mandatorily redeemable non-controlling interests in Subsidiaries	19,935,482	33,535,969
Total liabilities	339,644,872	261,420,851

SHAREHOLDERS' EQUITY
Common stock: $.001 par value, authorized 100,000,000 shares issued ; 35,078,639and 32,685,331, respectively	35,079	32,685
Additional paid in capital	48,961,658	38,996,078
Treasury stock at cost 337,800 shares and Nil shares, respectively	(420,098)	-
Common stock subscribed	-	59,606
Statutory reserves	7,848,612	6,654,715
Retained earnings	50,555,460	41,528,907
Accumulated other comprehensive income	22,121,194	14,458,698
Total shareholders' equity	129,110,905	101,730,689

Total liabilities and shareholders' equity	$468,755,777	$363,151,540

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CHINA HOUSING & LAND DEVELOPMENT, INC., AND SUBSIDIARIES

Consolidated Statements of Income

For The Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
REVENUES
Real estate sales	$106,811,754	$131,472,461	$78,511,269
Other revenue	15,992,471	8,796,323	8,047,883
Total revenues	122,804,225	140,268,784	86,559,152

COST OF REVENUES
Cost of real estate sales	85,013,637	98,280,358	57,625,613
Cost of other revenue	10,543,645	6,102,184	5,276,828
Total costs of revenues	95,557,282	104,382,542	62,902,441
Gross margin	27,246,943	35,886,242	23,656,711

OPERATING EXPENSES
Selling, general, and administrative expenses	13,036,109	12,909,946	9,182,165
Stock-based compensation	210,696	59,606	252,118
Security registration expenses	-	-	1,786,517
Other expenses	1,380,517	937,568	385,652
Financing expense	1,218,464	1,834,322	2,323,141
Accretion expense on convertible debt	987,263	1,416,871	1,213,063
Total operating expenses	16,833,049	17,158,313	15,142,656

NET INCOME FROM BUSINESS OPERATIONS	10,413,894	18,727,929	8,514,055

CHANGE IN FAIR VALUE OF DERIVATIVES
Loss on extinguishment of debt	-	2,180,492	-
Change in fair value of embedded derivatives	(1,697,097)	(3,882,873)	3,230,649
Change in fair value of warrants	(1,138,061)	(2,527,423)	4,365,633
Total change in fair value of derivatives	(2,835,158)	(4,229,804)	7,596,282

Income before provision for income taxes and non-controlling interest	13,249,052	22,957,733	917,773

Provision for (recovery of) income taxes	3,205,013	5,513,517	(814,155)
Recovery of deferred income taxes	(185,411)	(151,022)	-

NET INCOME	10,229,450	17,595,238	1,731,928

Less: net charge (loss) attributable to non-controlling interest	-	14,229,043	(737,882)
Net income attributable to China Housing & Land
Development, Inc.	$10,229,450	$3,366,195	$2,469,810

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	34,741,511	32,854,429	31,180,246
Diluted	36,357,220	35,579,398	31,180,246

EARNINGS PER SHARE
Basic	$0.29	$0.10	$0.08
Diluted	$0.26	$0.02	$0.08

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 CHINA HOUSING & LAND DEVELOPMENT, INC., AND SUBSIDIARIES

Consolidated Statements of Income

For The 3 Months Ended December 31, 2011, and 2010

	3 months ended December 31, 2011	3 months ended December 31, 2010
REVENUES
Real estate sales	$44,869,825	$32,405,093
Other revenue	3,025,519	3,648,208
Total revenues	47,895,344	36,053,301

COST OF REVENUES
Cost of real estate sales	38,395,049	23,458,888
Cost of other revenue	2,616,026	4,417,333
Total costs of revenues	41,011,075	27,876,221

Gross margin	6,884,270	8,177,080

OPERATING EXPENSES
Selling, general, and administrative expenses	3,368,660	3,739,907
Stock-based compensation	96,438	59,606
Security registration expenses
Other expenses	935,772	517,043
Financing expense	107,117	446,156
Accretion expense on convertible debt	226,068	378,139
Total operating expenses	4,734,055	5,140,851

NET INCOME FROM BUSINESS OPERATIONS	2,150,214	3,036,229
	-
CHANGE IN FAIR VALUE OF DERIVATIVES	-
Loss on extinguishment of debt	-
Change in fair value of embedded derivatives	(174,160)	(1,050,850)
Change in fair value of warrants	(82,724)	675,662
Total change in fair value of derivatives	(256,884)	(375,188)

Income before provision for income taxes and non-controlling interest	2,407,098	3,411,417

Provision for (recovery of) income taxes	-
Recovery of deferred income taxes	(324,601)	1,046,180
	(50,902)	(68,655)
NET INCOME	2,782,600	2,433,892

Less: net charge (loss) attributable to non-controlling interest	-	28,458,086
Net income attributable to China Housing & Land
Development, Inc.	$2,782,600	$2,433,892

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	35,071,915	33,083,354

Diluted	36,687,624	37,374,784

EARNINGS PER SHARE
Basic	$0.08	$0.07

Diluted	$0.08	$0.07

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